Exhibit 32.2

Certification Pursuant To 18 U.S.C. Section 1350

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Nexvet Biopharma public limited company (the “Company”) on Form 10‑Q for the quarterly period ended December 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Chief Financial Officer of the Company hereby certifies pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents in all material respects the financial condition and results of operations of the Company.

Date: February 10, 2017	/s/ Damian Lismore
Damian Lismore
Chief Financial Officer
(Principal Financial and Accounting Officer)